Exhibit 99.5

NEWS RELEASE

For further information, contact:	Matt Quantz, Manager – Corporate Communications
(337) 232-7028, www.petroquest.com

PETROQUEST ENERGY ANNOUNCES $200 MILLION

PRIVATE PLACEMENT OF 10% SENIOR NOTES DUE 2017

LAFAYETTE, LA – June 25, 2013—PetroQuest Energy, Inc. (NYSE: PQ) announced today that, subject to market conditions, it intends to offer for sale $200.0 million in aggregate principal amount of 10% Senior Notes due 2017 (the “New Notes”) in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers. The New Notes are expected to have terms that, subject to certain exceptions, are substantially identical to the Company’s $150.0 million aggregate principal amount of existing 10% Senior Notes due 2017.

The Company intends to use the net proceeds from the private placement to fund the purchase price of the Company’s previously announced proposed acquisition of certain producing oil and gas assets located in the shallow waters of the Gulf of Mexico from Hall-Houston Exploration II, L.P., Hall-Houston Exploration III, L.P., Hall-Houston Exploration IV, L.P. and GOM-H Exploration, LLC (the “Acquisition”) for approximately $193 million in cash.

The Acquisition is expected to close on or about July 3, 2013, subject to customary closing conditions. The private placement is not a condition to the closing of the Acquisition.

The securities to be offered have not been registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company plans to offer and sell the notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This news release does not constitute an offer to sell or solicitation of an offer to buy any security, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This press release includes statements regarding this private placement that may constitute forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Factors that can affect future results are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, and other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to successfully complete pending acquisitions, integrate them with our operations and realize the anticipated benefits from the acquisitions, any unexpected costs or delays in connection with the acquisitions, our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and significantly depressed natural gas prices since the middle of 2008, the uncertain economic conditions in the United States and globally, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future proved, probable and possible reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracing operations in shale plays or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.